UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 23, 2013

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation)

333-178697	04-3536131
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 23, 2013, Tecogen Inc. entered into a common stock purchase agreement (the “Michaelson Agreement”), with Michaelson Capital Special Finance Fund LP, pursuant to which the Company sold an aggregate of 444,445 shares of the Company’s common stock at a price of $4.50 per share for an aggregate purchase price of $2,000,000. The proceeds will be used for general corporate and working capital purposes. The terms of the Michaelson Agreement are substantially the same as those contained in our representative form of common stock purchase agreement which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2013.

The Michaelson Agreement requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the Michaelson Shares.

The Company is required to pay a fee equal to 6.75% of the gross proceeds, or an aggregate of $135,000, to an investment bank engaged by the Company in connection with the transaction.

Also on December 23, 2013, the Company entered into a Senior Convertible Promissory Note (the “Note”) with Michaelson for the principal sum of $3,000,000 with interest at 4.0% per annum for a term of three years. The proceeds will be used to repay demand notes previously issued to the Company's Chief Executive Officer having an aggregate principal amount of $2,950,000, plus accrued interest of approximately $165,000. At Michaelson’s option, the Note, or a portion thereof, may be converted into shares of the Company's common stock at a conversion price of $5.40 per share, subject to adjustment.

The Note provides for events of default by the Company, including failure to pay principal, interest or fees when due, failure to comply with provisions of the Note, subject to cure, failure to pay principal or interest on a debt when due, subject to applicable grace periods, an event of default under any agreement pertaining to debt, subject to applicable grace periods, and certain events of bankruptcy or insolvency.

The Note requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable on conversion of the Note.

The Company is required to pay a fee equal to 4.0% of the principal amount, or an aggregate of $120,000, to an investment bank engaged by the Company in connection with the issuance of the Note.

This summary of the above common stock purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Common Stock Purchase Agreement which was filed with the Securities and Exchange Commission as Exhibit 10.1 to our Current Report on Form 8-K on November 13, 2013. The foregoing description of the Note is qualified in its entirety by reference to the full text of the Senior Convertible Promissory Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

In addition, between December 13, 2013 and December 24, 2013, the Company entered into common stock purchase agreements with certain additional investors, including the wife of the Company's Chief Executive Officer, all of whom were accredited investors. The Company sold to these additional investors an approximate aggregate of 54,216 shares of the Company’s common stock at a price of $4.50 per share for an aggregate purchase price of $243,969. The proceeds of the sales will be used for general corporate and working capital purposes. The terms of the related purchase agreements are substantially the same as those contained in our representative form of common stock purchase agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2013.

The purchase agreements related to these additional shares require the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares.

The summary of the additional common stock purchase agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Common Stock Purchase Agreement which was filed with the Securities and Exchange Commission as Exhibit 10.1 to our Current Report on Form 8-K on November 13, 2013, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The offer and sale of the shares of common stock and the Note described in Item 1.01 of this Current Report on Form 8-K were made in a private placement without registration under the Securities Act of 1933, as amended, or the Securities Act, or state securities laws, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Descriptions
10.1	Senior Convertible Promissory Note issued to Michaelson Capital Special Finance Fund LP, dated December 23, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie J. Brown

Date: December 30, 2013	Bonnie J. Brown, Chief Financial Officer